EXECUTION VERSION

CONFIDENTIAL

REGISTRATION RIGHTS AGREEMENT
by and among
SEACOR Holdings Inc.
and
ACP III Tankers, LLC
August 2, 2019

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2019, by and among SEACOR Holdings Inc., a Delaware corporation (the “Company”) and ACP III Tankers, LLC, a Delaware limited liability company ("ACP III Tankers").
RECITALS
WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Securities (as defined below) pursuant to the Purchase and Sale Agreement, dated as of the date hereof, by and among the Company, SEACOR Tankers II LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent and ACP III Tankers (the “Purchase and Sale Agreement”); and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of ACP III Tankers pursuant to the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase and Sale Agreement, except that the terms set forth below are used herein as so defined:
“ACP III Tankers” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Affiliate” has the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act.
“Agreement” has the meaning specified therefor in the introductory paragraph.
“Automatic Shelf Registration Statement” means a registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) (or any successor or similar provision adopted by the SEC then in effect) under the Securities Act.
“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act. “Beneficial Ownership” has a correlative meaning.
“Board” means the Board of Directors of the Company.
“Closing Date” means the date of this Agreement
“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any class or classes of stock resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement and includes any successor thereto.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
“Holder” means ACP III Tankers and its Affiliates, when such Person is a holder or owner of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Launch Date” has the meaning specified therefor in Section 2.2(b) of this Agreement.
“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Overnight Underwritten Offering, as designated by the Company.
“Opt-Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.2(b) of this Agreement.
“Parity Holders” has the meaning specified therefor in Section 2.2(c) of this Agreement.
“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.
“Piggyback Offering” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Purchase and Sale Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Registrable Securities” means the Securities, upon original issuance thereof, or any shares or other securities issued in respect of such Registrable Securities because of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock or other Registrable Securities, until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.
“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities” means the 1,500,000 shares of Common Stock issued pursuant to the Purchase and Sale Agreement.
“Selling Expenses” means all underwriting discounts, selling commissions or similar fees or arrangements or stock transfer taxes allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, other than those fees and disbursements of counsel required to be paid by the Company pursuant to Section 2.7(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Underwritten Offering” means an offering in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or a “broker-facilitated” transaction with one or more investment banks. As used in this Agreement, a “broker-facilitated transaction” is a transaction in which the broker requests an opinion of counsel, comfort letter and/or due diligence information because of such broker’s internal policies and procedures related to such transaction and such broker having potential liability as an “underwriter” under Section 2(a)(11) of the Securities Act.
“Underwritten Offering Filing” has the meaning specified therefor in Section 2.2(a) of this Agreement.
“Votes” means votes entitled to be cast generally in the election of members of the Board.
“Voting Power” means, as of any time, the ratio, expressed as a percentage, of (1) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (2) the aggregate Votes represented by all then outstanding Voting Securities.
“Voting Securities” means, together, (1) the Common Stock and (2) any shares of any class of capital stock of the Company other than the Common Stock that are entitled to vote generally in the election of members of the Board.
Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold, distributed or otherwise disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; or (c) such Registrable Security is otherwise held by any Person other than ACP III Tankers or one of its Affiliates.
ARTICLE II
REGISTRATION RIGHTS
Section 2.1 Demand Registration.
(a) Demand Registration. The Company shall use its reasonable best efforts to effect and facilitate the registration of all Registrable Securities, as promptly as practicable after October 1, 2019, on an appropriate form under the Securities Act (and on an Automatic Shelf Registration Statement, if then available to the Company, or if an Automatic Shelf Registration Statement is not then available to the Company, on Form S-3, or if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to the Company) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition requested by the Holders; provided, however, that if at the time of the proposed registration of the Registrable Securities the Company (i) is a Well-Known Seasoned Issuer (as defined in Rule 405 of the Securities Act Act) and (ii) shall have an effective Automatic Shelf Registration Statement on file with the SEC (an “Effective WKSI Shelf”), the Company may satisfy its obligation under this Section 2.1(a) by filing a supplement to the prospectus included in the Effective WKSI Shelf provided, further however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:
(i) the Company shall not be obligated to file more than two (2) registration statements in total pursuant to this Section 2.1(a);
(ii) with respect to the registration pursuant to this Section 2.1(a) or any Underwritten Offering (other than a broker-facilitated transaction and subject to the provisions of Section 2.2(c)) pursuant to such registration statement filed pursuant hereto, the Company may include in such registration or offering any equity securities other than Registrable Securities.
Subject to Section 2.1(b), the Company will cause the registration statement filed pursuant to this Section 2.1(a) (or the registration statement utilized to comply with its obligations under this Section 2.1(a)) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the registration statement have been distributed in the manner set forth and as contemplated in the registration statement or there are no longer any Registrable Securities outstanding.
(b) Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to ACP III Tankers, delay the filing of a registration statement filed under Section 2.1(a) or, suspend the use of any prospectus which is a part of a registration statement filed under Section 2.1(a) (in which event the Selling Holders shall discontinue sales of the Registrable Securities pursuant to such registration statement but such Selling Holder may settle any contracted sales of Registrable Securities) if the Company notifies ACP III Tankers in writing that the Company is in possession of material non-public information, is pursuing bona fide transaction that has not been publicly announced or has experienced some other material non-public event and the Company determines in good faith that any required disclosure in the registration statement or prospectus under the Securities Act of such information, transaction or event would not be in the best interest of the Company; provided, however, in no event shall (A) such filing of the registration statement filed under Section 2.1(a) be delayed under this Section 2.1(b) or (B) such Selling Holders be suspended under this Section 2.1(b) from selling Registrable Securities pursuant to such registration statement and related prospectus, in either case for a period that exceeds sixty (60) days (or a longer period of time with the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, which consent may be granted or withheld in the Holders’ sole discretion) or one hundred twenty (120) days in aggregate in any one-year period for both clauses (A) and (B). Upon notice by the Company to ACP III Tankers of any determination to delay the filing of a registration statement filed under Section 2.1(a) or suspend the use of any prospectus which is a part of a registration statement filed under Section 2.1(a), Holders shall keep the fact of any such delay or suspension strictly confidential and shall not use or disclose such notice or information to any Person other than such Holder’s legal counsel or as required by law. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to ACP III Tankers and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
(c) Rescission of Demand Registration. A requested registration under Section 2.1(a) may be rescinded by written notice to the Company by the Selling Holders holding a majority of the Registrable Securities to be included in such registration under the following circumstances:

(i) if such registration statement is rescinded prior to the filing date, such rescinded registration shall not count as a registration statement initiated pursuant to Section 2.1(a); and
(ii) if such registration statement is rescinded after the filing date but prior to its effective date, such rescinded registration shall not count as a registration statement initiated pursuant to Section 2.1(a) if the Selling Holders (x) have reimbursed the Company for all Registration Expenses incurred by the Company in connection with such rescinded registration or (y)(1) reasonably believed that the registration statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the light of the circumstances then existing, (2) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (3) the Company has refused to correct such alleged misstatement or omission; provided, however, that, notwithstanding anything herein to the contrary, a registration shall not count as a registration statement initiated pursuant to Section 2.1(a) unless it becomes effective and the Selling Holders are able to sell at least seventy-five percent (75%) of the Registrable Securities sought to be included in such registration statement.
Section 2.2 Piggyback Rights.
(a) Participation. Except as provided in Section 2.2(b), if at any time on or after February 2, 2020, the Company proposes to file (i) a shelf registration statement, (ii) a prospectus supplement to an effective shelf registration statement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than the registration statements contemplated by Section 2.1(a) of this Agreement, in the case of each of clause (i), (ii) or (iii), for the sale of Common Stock in an Underwritten Offering or Overnight Underwritten Offering (in each case, other than in a broker-facilitated transaction) for its own account and/or another Person, then as soon as practicable but not less than five (5) Business Days (or two (2) Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement, as the case may be (an “Underwritten Offering Filing”), the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of the Registrable Securities (the “Included Registrable Securities”) as the Holders may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter, and the

Company has advised the Selling Holders in writing, that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.2(c) of this Agreement. The notice required to be provided in this Section 2.2(a) to the Holders shall be provided on a Business Day pursuant to Section 3.1 hereof. The Holders shall then have three (3) Business Days (or one (1) Business Day in the case of an Overnight Underwritten Offering) to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from the Holders is received within such period, the Holders and their Affiliates shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. A Selling Holder shall have the right to withdraw its request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to two (2) Business Days prior to such offering. Notwithstanding the foregoing, a Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing not less than one (1) Business Day prior to such offering.
(b) Overnight Underwritten Offering Piggyback Rights. If, at any time on or after February 2, 2020, the Company proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one (1) trading day and priced before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one (1) Business Day after the Company engages a Managing Underwriter for the proposed Overnight Underwritten Offering, the Company shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as any Holder may request in writing within one (1) Business Day after the Holders receive such notice. Notwithstanding the foregoing, if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have an adverse effect on the price, timing or distribution of the Common Stock, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.2(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, the Company determines for any reason not to undertake or to delay such Overnight Underwritten Offering, the Company shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the

Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Each Selling Holder shall have the right to withdraw its request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to the Company of such withdrawal at least one (1) Business Day prior to the expected Launch Date. Notwithstanding the foregoing, a Holder may deliver an Opt-Out Notice to the Company requesting that such Holder not receive notice from the Company of any proposed Overnight Underwritten Offering.
(c) Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.2(a) and Section 2.2(b), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Company, and the Company advises the Selling Holders in writing, that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or such other Person as has requested such registration, filing or offering, as the case may be, and (ii) second, pro rata among all Selling Holders and other holders of any other shares of Common Stock having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (A) the aggregate number of Registrable Securities and shares of Common Stock proposed to be sold by all Selling Holders and Parity Holders, respectively, participating in the Underwritten Offering or Overnight Underwritten Offering (for the avoidance of doubt, after giving effect to the allocation to the Company pursuant to clause (i) of the preceding sentence) multiplied by (B) the fraction derived by dividing (x) the number of Registrable Securities owned at such time by such Selling Holder by (y) the aggregate number of Registrable Securities and shares of Common Stock owned at such time by all Selling Holders and Parity Holders, respectively, participating in the Underwritten Offering or Overnight Underwritten Offering.
(d) At-the-Market Offerings. Notwithstanding anything in this Section 2.2 to the contrary, no Holder shall have any right to include any securities in any offering by the Company of securities executed pursuant to any “at the market” program that the Company may have in effect from time to time on or after the date of this Agreement.
Section 2.3 Underwritten Offering. In the event that the Selling Holders holding a majority of the Registrable Securities included in a registration under Section 2.1(a) elect from time to time to dispose of Registrable Securities under such registration statement, pursuant to an Underwritten Offering or Overnight Underwritten Offering, the Company will retain Underwriters selected by the Selling Holders holding a majority of the Registrable Securities, and reasonably acceptable to the Company, including entering into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and will take all reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. The Company management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders; provided, however, that the Company management shall not be required to participate in more than two (2) roadshows or similar marketing efforts. In no event may the Holders request more than two (2) Underwritten Offerings or Overnight Underwritten Offerings; provided, however, that the Holders may request up to two (2) additional non-marketed broker-facilitated transactions. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If a Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such notice of withdrawal must be made at a time prior to one (1) Business Day prior to the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. With respect to any Underwritten Offering, if the Managing Underwriter or Underwriters of any Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Company, and the Company advises the Selling Holders in writing, that the total amount of securities that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for such securities, then the securities to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated: (x) first, to the Registrable Securities held by all Selling Holders, pro rata based upon the number of Registrable Securities owned by each such Selling Holder at the time of such offering; (y) second, to the securities to be offered and sold by or on behalf of the Company; and (z) third, to the securities that do not constitute Registrable Securities or securities to be offered or sold by or on behalf of the Company. The Company’s obligations under this Section 2.3 to effect an Underwritten Offering or Overnight Underwritten Offering (in each case, other than a broker-facilitated transaction) shall be conditioned on gross proceeds from such Underwritten Offering or Overnight Underwritten Offering reasonably being expected to exceed $25 million.
Section 2.4 Registration Procedures. In connection with its obligations under this Article II, the Company (or the applicable Selling Holder in the case of Section 2.4(q)), will use its reasonable best effort to:
(a) prepare and file with the SEC, and cause to be declared or become effective as soon as reasonably practicable, each registration statement contemplated by this Agreement with respect to all Registrable Securities as provided herein, make all required filings with FINRA; upon the occurrence of any event that would cause any registration statement or the prospectus contained therein to contain a material misstatement or omission, the Company shall file an appropriate amendment to the registration statement, a supplement to the prospectus, or a report filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, correcting any such misstatement or omission, and the Company shall use reasonable best efforts to cause such amendment to be declared or become effective and the prospectus to become usable for their intended purposes as soon as reasonably practicable thereafter;
(b) (i) prepare and file with the SEC such amendments and supplements to each registration statement and the prospectus used in connection therewith as may be necessary to cause the registration statement to be effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement; and (ii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from a registration statement contemplated by this Agreement and the Managing Underwriter at any time shall notify each Selling Holder that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, or if such information is required by applicable law (including the rules and regulation of the SEC), include such information in a prospectus supplement; provided, that, before filing any registration statement, prospectus or any amendments or supplements thereto the Company shall provide reasonable advance notice thereof to each Selling Holder and, if requested, furnish a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three (3) Business Days prior to such filing or in the case of documents filed in connection with an Overnight Underwritten Offering at least one (1) Business Day), and the Company shall not file any such registration statement or prospectus or any amendments or supplements thereto in respect of which the a Selling Holder has provided or must provide information for the inclusion therein without the Selling Holder being afforded an opportunity to review such documentation if the Holders of a majority of the Registrable Securities covered by such registration statement, or the Managing Underwriter or Managing Underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis;
(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing any registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each Selling Holder the opportunity to object to any information pertaining to a Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by a Selling Holder with respect to such information prior to filing the registration statement or any prospectus or prospectus supplement to be used in connection therewith or supplement or amendment thereto, and (ii) such number of copies of the registration statement and the prospectus included therein and any supplements and amendments thereto as the Selling Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the registration statement;
(d) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by any registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as a Selling Holder or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that the

Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
(e) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of any registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such registration statement or any post-effective amendment thereto contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to any registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
(f) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any registration statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of any registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h) in the case of an Underwritten Offering or Overnight Underwritten Offering, use its reasonable best efforts to furnish, or cause to be furnished, upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in firm commitment offerings of securities, and such other matters as such underwriters or a Selling Holder may reasonably request;
(i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j) make available to the appropriate representatives of the Managing Underwriter and the Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(k) use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed or quoted;
(l) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m) use its reasonable best efforts to provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and entry of such Registrable Securities in book-entry with The Depository Trust Company (including, making appropriate officers of the Company available to participate in any “road show” presentations before analysts and other customary marketing activities (including one on one meetings with prospective purchasers of the Registrable Securities));
(o) use its reasonable best efforts to cause the Registrable Securities to be initially represented by direct registration with the Company’s transfer agent and provide a CUSIP number for all Registrable Securities; and, in connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under a shelf registration statement or any other registration statement contemplated by this Agreement;
(p) each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
(q) if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Holder or any subsequent Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to the registration statement; and
(r) use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.5 Cooperation by Holders. The Company shall have no obligation to include in any registration statement contemplated by this Agreement Registrable Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.
Section 2.6 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities participating in an Underwritten Offering or Overnight Underwritten Offering of equity securities by the Company agrees, if requested by such Managing Underwriter or Underwriters with respect to such Underwritten Offering or Overnight Underwritten Offering such Holder is participating in, not to effect any public sale or distribution of the Registrable Securities for a period of up to ninety (90) days following completion of such Underwritten Offering or Overnight Underwritten Offering, as applicable, provided that (i) the Company gives written notice to the Holders of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Company or on the officers or directors or any other shareholder of the Company on whom a restriction is imposed; provided further, that this Section 2.6 shall not apply to a Holder that holds less than $10 million of Registrable Securities, which value shall be determined by multiplying the number of Registrable Securities owned by the volume weighted average closing price of Common Stock (as reported by The New York Stock Exchange or, if The New York Stock Exchange is not the Company’s primary securities exchange or market, such primary securities exchange or market) for the ten (10) trading days immediately preceding the date on which the determination is made; provided further, it is understood and agreed that ACP III Tankers has agreed to additional restrictions on its ability to effect a public sale or distribution of the Registrable Securities as set forth in that certain lock-up agreement, dated as of the date hereof, between the Company and ACP III Tankers.
Section 2.7 Expenses.
(a) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on any registration statement, prospectus or prospectus supplement or amendment or supplement contemplated by this Agreement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of FINRA and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of (x) one counsel to the Holders and (y) counsel and independent public accountants for the Company, including the expenses of any legal opinions or letters, special audits or “comfort letters” required by or incident to such performance and compliance.
(b) Expenses. The Company will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to a registration statement; provided that Selling Holders shall pay any and all applicable Selling Expenses.
        Section 2.8 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its Affiliates and their respective directors, officers, managers, employees and agents and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors, officers, employees and agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus (or roadshow or other similar marketing material) or final prospectus, or any amendment or supplement thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in a registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.
(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement contemplated by this Agreement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 2.8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, in its sole discretion, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder Indemnified Person or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company, on the one hand, and such Selling Holder Indemnified Person, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such Selling Holder Indemnified Person, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by any Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company, on the one hand, and each Selling Holder Indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date until there are no Registrable Securities outstanding;
(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date until there are no Registrable Securities outstanding;
(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Company to include Registrable Securities in any registration statement contemplated by this Agreement may be transferred or assigned by any Holder with a transfer of Registrable Securities to any Affiliate of ACP III Tankers; provided, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement.
Section 2.11 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
Section 2.12 No Inconsistent Agreements; Limitation on Subsequent Registration Rights. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to ACP III Tankers in this Agreement. From and after the date of this Agreement until there are no Registrable Securities outstanding, the Company shall not, without the prior written consent of the Holders holding a majority of Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any Piggyback Offering on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.2 of this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1 Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail or air courier guaranteeing overnight delivery to the following addresses:

If to the Company, to:
SEACOR Holdings Inc. 2200 Eller Drive, P.O. Box 13038 Fort Lauderdale, FL 33316
Attn:	William C. Long Executive Vice President, Chief Legal Officer and Secretary
Email:	blong@ckor.com

With a copy to (which copy shall not constitute notice):

Milbank LLP 55 Hudson Yards New York, NY 10001-2163
Attn:	David Zeltner Brett Nadritch
Email:	DZeltner@milbank.com BNadritch@milbank.com

If to ACP III Tankers, to:

ACP III Tankers, LLC c/o Avista Capital Holdings, L.P. 65 East 55th Street 18th Floor New York, NY 10022
Attn:	Ben Silbert
Email:	silbert@avistacap.com

With a copy to (which copy shall not constitute notice):

Vinson & Elkins LLP 1001 Fannin Street, Suite 25000 Houston, TX 77002
Attn:	Creighton Smith Ramey Layne
Email:	crsmith@velaw.com rlayne@velaw.com
or, if to a transferee of a Holder, to the transferee at the address specified pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.
Section 3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of ACP III Tankers under this Agreement may be transferred or assigned ACP III Tankers only in accordance with Section 2.10. The Company may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction.
Section 3.4 Recapitalization Affecting the Stock. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock or other securities constituting Registrable Securities which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.
Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.
Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.8 Governing Law. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any law other than the law of the State of Delaware.
Section 3.9 Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the

United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.
Section 3.10 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 3.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.13 Amendment. This Agreement may be amended only by means of a written amendment signed by each of the parties hereto or thereto affected by such amendment; provided, however, that (i) Article II may only be amended by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities and (ii) no such amendment shall disproportionately and adversely affect the rights of any Holder hereunder in any material way without the consent of such Holder.

Section 3.14 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.15 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than ACP III Tankers (and their transferees or assignees) and the Company shall have any obligation hereunder and no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of ACP III Tankers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of ACP III Tankers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of ACP III Tankers under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
Section 3.16 Independent Nature of Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that a Holder is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
Section 3.17 Further Assurances. The Company and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
Section 3.18 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Section 3.19 Termination. This Agreement shall terminate with respect to any Holder upon the earlier of such Holder together with its Affiliates ceasing to hold or Beneficially Own (i) at least 1% of the Common Stock or (ii) any Registrable Securities; provided that the provisions of Section 2.7, Section 2.8 and Article III shall survive such termination.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SEACOR HOLDINGS INC.

By:	/s/ William C. Long
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Signature Page to Registration Rights Agreement

ACP III TANKERS, LLC

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Signatory

Signature Page to Registration Rights Agreement